8226 Philips Highway, Suite 102	Investor Relations Contact: Michael Shannon
Jacksonville, FL 32256 USA	investorrelations@redwirespace.com

Redwire Corporation Reports First Quarter 2022 Financial Results

JACKSONVILLE, Fla. / May 12, 2022 Redwire Corporation (NYSE: RDW), a leader in mission critical space solutions and high reliability components for the next generation space economy, today announced results for its first quarter ended March 31, 2022.

Redwire will live stream a presentation with slides. Please use the link below to follow along with the live stream:
https://services.choruscall.com/mediaframe/webcast.html?webcastid=UflWOSy4
Business Highlights
•Total Backlog1, as of March 31, 2022, remained relatively consistent with year-end at $273.9 million.
•Building on the success of our Link-16 antennas, Redwire has been contracted to deliver multiple high gain antenna systems for a national security space LEO satellite constellation.
•Delivered a fourth Roll-Out Solar Array (“ROSA”) wing for the International Space Station (“ISS”) ahead of baseline schedule. This capability is also utilized for the DART NASA planetary defense mission and will be used for the planned Lunar Gateway.
•Delivered the camera controller, wireless antennas, and cable harnesses for the Artemis III Orion Camera System, an array of inspection and navigation cameras developed for NASA's Orion Spacecraft.
•Awarded a position on the $950 million indefinite delivery-indefinite quantity (“IDIQ”) contract to support U.S. Air Force Advanced Battle Management System.
•Passed the Critical Design Review (“CDR”) for the On-Orbit Servicing, Assembly and Manufacturing 2 (OSAM-2) mission. OSAM-2, also known as Archinaut One, is a $73.7 million contract aimed at demonstrating the viability of robotic manufacture and assembly of satellites in space.

2022 Financial Highlights:
•Revenue increased $1.2 million, or 3.7%, to $32.9 million for the three months ended March 31, 2022, from $31.7 million for the March 31, 2021 period.
•Net (loss) and Adjusted EBITDA1 were $(17.3) million and $(4.7) million, respectively, for the three months ended March 31, 2022.
•Delays in contract awards, macroeconomic challenges, including inflation and supply chain delays in contractor start dates had a negative impact on performance.
•On March 25, 2022, the Adams Street Partners Senior Secured Revolving Credit Facility was upsized from $5.0 million to $25.0 million and on April 14, 2021, the Company entered into an $80 million Committed Equity Facility with B. Riley Principal Capital, LLC (“B. Riley”), providing for enhanced liquidity.

1 Total backlog, a key business measure, and Adjusted EBITDA are not a measure of results under generally accepted accounting principles in the United States. See “Non-GAAP Financial Information” and the reconciliation tables included in this press release for details regarding the calculation of Adjusted EBITDA and pro forma Adjusted EBITDA.

“In the first quarter, we continued to execute on our long-term strategy with some critical business and technical milestones such as the contract to deliver multiple high gain antenna systems for a national security space LEO satellite constellation and the delivery of ROSA Wings three and four for the ISS to our partners at Boeing. First quarter performance was impacted by delays in contract awards and subcontractor order fulfillment, as well as increased investment in bid and proposal (“B&P”) and internal research and development (“R&D”) spend. With a total backlog of $273.9 million as of March 31, 2022 and $547.3 million in bids submitted and under review as of May 9, 2022, we remain confident in the full year forecast provided in our prior earnings release. We expect revenues to grow throughout the year and create improved operational leverage.”
“We continue to make investments in facilities such as our new solar array and large deployable production facility in Goleta, CA, expansion of our antenna production facility in Longmont, CO and new office in Luxembourg to grow new business and technologies through B&P and R&D spending. We are confident in our capital position, with immediately available liquidity in excess of $30 million and access to additional resources, as needed, through our committed equity facility with B. Riley.”

Financial Results Investor Call

On May 12, 2022 at 5:30 P.M. ET, the Company will hold a conference call to report financial results for the first quarter ended March 31, 2022. The dial in number for the live call is 877-485-3108 (toll-free) or 201-689-8264 (toll) and the conference ID is 13730032. Redwire will live stream a presentation with slides. Please use the link below to follow along with the live stream: https://services.choruscall.com/mediaframe/webcast.html?webcastid=UflWOSy4

For those who are unable to listen to the live event, a replay will be available for two weeks following the event by dialing 877-660-6853 (toll-free) or 201-612-7415 (toll) and entering the access code 13730032. To access the presentation or webcast replay, visit https://ir.redwirespace.com/

Any replay, rebroadcast, transcript or other reproduction of this conference call, other than the replay accessible by calling the number and website above, has not been authorized by Redwire Corporation and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.

About Redwire Corporation

Redwire Corporation (NYSE: RDW) is a leader in mission critical space solutions and high reliability components for the next generation space economy, with valuable intellectual property for solar power generation and in-space 3D printing and manufacturing. With decades of flight heritage combined with the agile and innovative culture of a commercial space platform, Redwire is uniquely positioned to assist its customers in solving the complex challenges of future space missions. For more information, please visit www.redwirespace.com.

Cautionary Statement Regarding Forward-Looking Statements

Readers are cautioned that the statements contained in this press release regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward looking statements” as defined by the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding our strategy, financial position, guidance, funding for continued operations, cash reserves, liquidity, projected costs, plans, projects, awards and contracts, and objectives of management, are forward looking statements. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,”

“target,” “continued,” “project,” “plan,” “goals,” “opportunity,” “appeal,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” “possible,” “would,” “approximately,” “likely,” “schedule,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements are not guarantees of future performance, conditions or results. Forward looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.

These factors and circumstances include, but are not limited to: (1) the company’s limited operating history; (2) the development and continued refinement of many of the company’s proprietary technologies, produces and service offerings; (3) the possibility that the company’s assumptions relating to future results may prove incorrect; (4) the inability to successfully integrate recently completed and future acquisitions; (5) unsatisfactory performance of our products; (6) the emerging nature of the market for in-space infrastructure services; (7) inability to realize benefits from new offerings or the application of our technologies; (8) the inability to convert orders in backlog into revenue; (9) early termination, audits, investigations, sanctions and penalties with respect to government contracts; (10) data breaches or incidents involving the company’s technology; (11) the company’s dependence on senior management and other highly skilled personnel; (12) significant fluctuation of our operating results; (13) incurrence of significant expenses and capital expenditures to execute our business plan; (14) the need for substantial additional funding to finance our operations, which may not be available when we need it, on acceptable terms or at all; (15) the impacts of COVID-19 on the company’s business, including as a result of current supply chain constraints, labor shortage and inflationary pressures; (16) adverse publicity stemming from any incident involving the Company or its competitors; (17) inability to report our financial condition or results of operations accurately or timely as a result of identified material weaknesses; (18) inability to meet stock exchange listing standards; (19) the ability to recognize the anticipated benefits of the business combination Genesis Park Acquisition Corp., which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (20) costs related to the business combination with Genesis Park Acquisition Corp.; (21) changes in applicable laws or regulations; (22) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; and (23) other risks and uncertainties described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those indicated from time to time in other documents filed or to be filed with the SEC by the Company.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. If underlying assumptions to forward looking statements prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward looking statements.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”). These financial measures include Total backlog, Adjusted EBITDA, and Pro Forma Adjusted EBITDA.

We use certain financial measures to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources which are not calculated in accordance with U.S. GAAP and are considered to be Non-GAAP financial performance measures. These Non-GAAP financial performance measures are used to supplement the financial information presented on a

U.S. GAAP basis and should not be considered in isolation or as a substitute for the relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis. Because not all companies use identical calculations, our presentation of Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA is defined as net loss adjusted for interest expense, income tax expense (benefit), depreciation and amortization, acquisition deal costs, acquisition integration costs, acquisition earnout costs, purchase accounting fair value adjustment related to deferred revenue, capital market and advisory fees, write-off of long-lived assets, equity-based compensation and warrant liability change in fair value adjustment. Pro Forma Adjusted EBITDA is computed in accordance with Article 8 of Regulation S-X and is computed to give effect to the business combinations as if they occurred on January 1 of the year in which they occurred.

REDWIRE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenues	$32,867	$31,698
Cost of sales	27,696	24,221
Gross margin	5,171	7,477
Operating expenses:
Selling, general and administrative expenses	20,951	11,256
Transaction expenses	46	2,417
Research and development	1,724	996
Operating income (loss)	(17,550)	(7,192)
Interest expense, net	1,452	1,421
Other (income) expense, net	1,180	87
Income (loss) before income taxes	(20,182)	(8,700)
Income tax expense (benefit)	(2,889)	(1,026)
Net income (loss)	$(17,293)	$(7,674)

Net income (loss) per share, basic and diluted	$(0.28)	$(0.21)
Weighted-average shares outstanding:
Basic and diluted	62,690,869	37,200,000

Comprehensive income (loss):
Net income (loss)	$(17,293)	$(7,674)
Foreign currency translation gain (loss), net of tax	(128)	(231)
Total other comprehensive income (loss), net of tax	(128)	(231)
Total comprehensive income (loss)	$(17,421)	$(7,905)

REDWIRE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands of U.S. dollars, except share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,938	$20,523
Accounts receivable, net	11,984	16,262
Contract assets	17,492	11,748
Inventory	1,022	688
Income tax receivable	688	688
Prepaid insurance	1,752	2,819
Prepaid expenses and other current assets	4,593	2,488
Total current assets	43,469	55,216
Property, plant and equipment, net	18,786	19,384
Right-of-use assets	12,985	—
Goodwill	96,230	96,314
Intangible assets, net	88,352	90,842
Total assets	$259,822	$261,756
Liabilities and Equity
Current liabilities:
Accounts payable	$13,905	$13,131
Notes payable to sellers	1,000	1,000
Short-term debt, including current portion of long-term debt	1,542	2,684
Short-term lease liabilities	2,871	—
Accrued expenses	19,323	17,118
Deferred revenue	13,929	15,734
Other current liabilities	1,309	1,571
Total current liabilities	53,879	51,238
Long-term debt	74,745	74,867
Long-term lease liabilities	10,373	—
Warrant liabilities	20,336	19,098
Deferred tax liabilities	5,668	8,601
Other non-current liabilities	609	730
Total liabilities	165,610	154,534
Shareholders’ Equity:
Preferred stock, $0.0001 par value, 100,000,000 shares authorized; none issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 62,690,869 issued and outstanding as of March 31, 2022 and December 31, 2021	6	6
Additional paid-in capital	187,435	183,024
Accumulated deficit	(93,204)	(75,911)
Accumulated other comprehensive income (loss)	(25)	103
Shareholders’ equity	94,212	107,222
Total liabilities and shareholders’ equity	$259,822	$261,756

REDWIRE CORPORATION
RECONCILIATION OF ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“ADJUSTED EBITDA”)(1)
(Unaudited)

The table below presents a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss), computed in accordance with U.S. GAAP for the following periods:

	Three Months Ended
(in thousands)	March 31, 2022	March 31, 2021
Net income (loss)	$(17,293)	$(7,674)
Interest expense	1,452	1,422
Income tax expense (benefit)	(2,889)	(1,026)
Depreciation and amortization	3,658	2,271
Acquisition deal cost (i)	46	2,417
Acquisition integration cost (i)	458	314
Purchase accounting fair value adjustment related to deferred revenue (ii)	26	73
Capital market and advisory fees (iii)	1,958	3,180
Litigation-related expenses (iv)	2,266	—
Equity-based compensation (v)	4,411	—
Warrant liability change in fair value adjustment (vi)	1,238	—
Adjusted EBITDA	(4,669)	977
Pro forma impact on EBITDA (vii)	—	699
Pro forma adjusted EBITDA	$(4,669)	$1,676
i.Redwire incurred acquisition costs including due diligence and integration costs.
ii.Redwire incurred purchase accounting fair value adjustments to unwind deferred revenue for MIS and DPSS.
iii.Redwire incurred capital market and advisory fees related to advisors assisting with preparation for the Merger and transitional costs associated with becoming a public company.
iv.Redwire incurred expenses related to the Audit Committee investigation and securities litigation.
v.Redwire incurred expenses related to equity-based compensation under Redwire’s equity-based compensation plan.
vi.Redwire adjusted the fair value of the private warrants between the initial valuation as of September 2, 2021, the date the warrants were assumed, and March 31, 2022.
vii.Pro forma impact represents the incremental results of a full period of operations assuming the entities acquired during the periods presented were acquired from January 1 of the year in which they occurred. For the three months ended March 31, 2021, the pro forma impact included the results of Oakman, DPSS and the incremental results of Techshot, which was acquired in November 2021.

(1) Adjusted EBITDA and pro forma Adjusted EBITDA are not measures of results under generally accepted accounting principles in the United States. See “Non-GAAP Financial Information” and the reconciliation tables included in this press release for details regarding the calculation of Adjusted EBITDA and pro forma Adjusted EBITDA.

REDWIRE CORPORATION
TOTAL BACKLOG
(Unaudited)

We view growth in backlog as a key measure of our business growth. Contracted backlog represents the estimated dollar value of firm funded executed contracts for which work has not been performed (also known as the remaining performance obligations on a contract). Our contracted backlog includes $29.6 million and $10.7 million in remaining contract value from time and materials contracts as of March 31, 2022 and as of December 31, 2021, respectively.

Organic contracted backlog change excludes backlog activity from acquisitions for the first four full quarters since the entities’ acquisition date. Contracted backlog activity for the first four full quarters since the entities’ acquisition date is included in acquisition-related contracted backlog change. After the completion of four fiscal quarters, acquired entities are treated as organic for current and comparable historical periods.

Organic contract value includes the remaining contract value as of January 1 not yet recognized as revenue and additional orders awarded during the period for those entities treated as organic. Acquisition-related contract value includes remaining contract value as of the acquisition date not yet recognized as revenue and additional orders awarded during the period for entities not treated as organic. Similarly, organic revenue includes revenue earned during the period presented for those entities treated as organic, while acquisition-related revenue includes the same for all other entities, excluding any pre-acquisition revenue earned during the period.

(in thousands)	March 31, 2022	December 31, 2021
Organic backlog as of January 1	$133,115	$122,273
Organic additions during the period	27,674	146,880
Organic revenue recognized during the period	(31,714)	(136,038)
Organic backlog at end of period	129,075	133,115

Acquisition-related contract value beginning of period	6,627	—
Acquisition-related additions during the period	2,752	8,190
Acquisition-related revenue recognized during the period	(1,153)	(1,563)
Acquisition-related backlog at end of period	8,226	6,627

Contracted backlog at end of period	$137,301	$139,742

Our total backlog as of March 31, 2022, which includes both contracted and uncontracted backlog, was $273.9 million. Uncontracted backlog represents the anticipated contract value, or portion thereof, of goods and services to be delivered under existing contracts which have not been appropriated or otherwise authorized. Our uncontracted backlog as of March 31, 2022 was $136.6 million. Uncontracted backlog includes $74.6 million of contract extensions under negotiation that are priced, fully scoped, verbally awarded, and expected to be executed shortly.